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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         CANDLEWOOD HOTEL COMPANY, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                      48-1188025
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

          LAKEPOINT OFFICE PARK
            9342 EAST CENTRAL
             WICHITA, KANSAS                              67206
(Address of principal executive offices)                (Zip Code)


If this Form relates to the        If this Form relates to the registration of a
registration of a class of         class of debt securities and is to become
debt securities and is             effective simultaneously with the
effective upon filing pursuant     effectiveness of a concurrent registration
to General Instruction A(c)(1)     statement under the Securities Act of 1933
please check the following         pursuant to General Instruction A(c)(2)
box. /  /                          please check the following box. /  /

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

       None                                                    None



Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.01 PAR VALUE
                                (Title of Class)


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, $.01 par value per share (the "Common Stock"), of Candlewood Hotel Company, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" in the Registrant's preliminary prospectus dated September 13, 1996 (the "Prospectus"), included in its Registration Statement on Form S-1 (No. 333-12021) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 is hereby incorporated by reference.

ITEM 2. EXHIBITS.

                  2.1 Specimen of Certificate representing Registrant's Common Stock.

                  2.2      Restated Certificate of Incorporation of Registrant.

                  2.3      Bylaws of Registrant.

                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:     October 15, 1996            CANDLEWOOD HOTEL COMPANY, INC.,
                                      A DELAWARE CORPORATION



                                      By:  /s/ Warren D. Fix
                                           -------------------------------------
                                           Warren D. Fix
                                           Executive Vice President,
                                           Chief Financial Officer and Secretary


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                                  EXHIBIT INDEX



Exhibit No.       Description                                      Numbered Page
-----------       -----------                                      -------------

   2.1            Specimen Stock Certificate
                  Representing Registrant's Common Stock.

   2.2            Restated Certificate of Incorporation of Registrant.

   2.3            Bylaws of Registrant.


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